                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                  FORM 8-K / A
                                (AMENDMENT NO. 1)

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                                 October 6, 1999
                                 Date of Report
                        (Date of earliest event reported)

                            ------------------------

                         DECRANE AIRCRAFT HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)

          DELAWARE                     333-70365                 34-1645569
(State or other jurisdiction    (Commission File Number)      (I.R.S. Employer
      of incorporation)                                      Identification No.)

             2361 ROSECRANS AVENUE, SUITE 180, EL SEGUNDO, CA 90245 (Address, including zip code, of principal executive offices)

                                 (310) 725-9123
              (Registrant's telephone number, including area code)

                           --------------------------

                                 NOT APPLICABLE
     (Former address and telephone number of principal executive offices, if changed since last report)

                           --------------------------

                                EXPLANATORY NOTE

     On October 19, 1999, DeCrane Aircraft Holdings, Inc. filed a Form 8-K describing our acquisition of PCI NewCo, Inc. on October 6, 1999 and International Custom Interiors, Inc. on October 8, 1999. At the time of the filing, audited financial statements of PCI NewCo compliant with Regulation S-X and our consolidated financial statements for the nine months ended September 30, 1999 were not yet available. As a result, the pro forma consolidated financial information required by the Securities Exchange Act of 1934 could not be prepared. International Custom Interiors does not constitute a significant subsidiary therefore the filing of Regulation S-X compliant audited financial statements is not required. The purpose of this Form 8-K / A is to amend our initial filing with respect to the PCI NewCo and International Custom Interiors acquisitions and provide the required PCI NewCo audited financial statements and pro forma financial information reflecting both the PCI NewCo and International Custom Interiors acquisitions.

                     DOCUMENTS REFERRED TO IN THIS REPORT

     DeCrane Aircraft has filed documents with the Securities and Exchange Commission that we refer to in this report. The documents we refer to and the information they contain are described below.

- Our Registration Statement No. 333-70365 on Form S-1 effective May 14, 1999, and the prospectus it contains. The prospectus includes our audited 1998 financial statements, descriptions of previously completed acquisitions and the DLJ acquisition, audited financial statements of previously acquired companies and unaudited pro forma consolidated financial information reflecting the previously acquired companies.

- Our Form 8-K filed on October 19, 1999. The Form 8-K includes information about our other recently completed acquisitions.

- Our Form 10-Q for the quarter ended September 30, 1999. The Form 10-Q includes our historical consolidated financial statements, information about previously and recently acquired companies, including PCI NewCo and International Custom Interiors.

     You may read and copy any reports, statements or other information we file at the SEC's reference room in Washington D.C. Please call the SEC at (202) 942-8090 for further information on the operation of the reference rooms. You can also request copies of these documents, upon payment of a duplicating fee, by writing to the SEC, or review our SEC filings on the SEC's EDGAR web site, which can be found at http:\\www.sec.gov. You may also write or call us at our corporate office located at 2361 Rosecrans Avenue, Suite 180, El Segundo, California 90245. Our telephone number is (310) 725-9123.

ITEM 7.       FINANCIAL STATEMENTS AND EXHIBITS

(a)      Financial statements of businesses acquired.

     Our Form 8-K filed on October 19, 1999 is hereby amended by deleting the last paragraph in Item 7(a) and replacing it with the following:

     Audited financial statements of PCI NewCo, Inc., including related notes and independent accountants' report, are attached hereto as follows:


                                                                                                                     Page
                                                                                                                    ------
     Report of Independent Accountants .........................................................................      F-9
     Balance Sheets as of December 31, 1997 and 1998 and September 30, 1999 (unaudited) ........................     F-10

     Statements of Income for the years ended December 31, 1997 and 1998 and
       the nine months ended September 30, 1998 and 1999 (unaudited) ...........................................     F-11

     Statements of Stockholders' Equity for years ended December 31, 1997 and 1998 and
       the nine months ended September 30, 1999 (unaudited) ....................................................     F-12

     Statements of Cash Flows for the years ended December 31, 1997 and 1998 and
       the nine months ended September 30, 1998 and 1999 (unaudited) ...........................................     F-13

     Notes to the Financial Statements .........................................................................     F-14

     Because International Custom Interiors, Inc. does not constitute a significant subsidiary, the filing of Regulation S-X compliant audited financial statements is not required.

(b)      Pro forma financial information.

     Our Form 8-K filed on October 19, 1999 is hereby amended by deleting the last paragraph in Item 7(b) in its entirety and replacing it with the following:

     Unaudited pro forma financial information reflecting the PCI NewCo, Inc. and International Custom Interiors, Inc. acquisitions, including related explanatory notes, are attached hereto as follows:


                                                                                                                     Page
                                                                                                                     ----
     Basis of Presentation .....................................................................................     P-11

     Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 1998 .............     P-12

     Unaudited Pro Forma Consolidated Statement of Operations for the nine months ended September 30, 1999 .....     P-13

     Unaudited Pro Forma Consolidated Balance Sheet as of September 30, 1999 ...................................     P-14

     Notes to Unaudited Pro Forma Consolidated Financial Information ...........................................     P-15



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                              DECRANE AIRCRAFT HOLDINGS, INC.
                                                        (Registrant)

December 14, 1999               By:     /s/  Richard J. Kaplan
                                        ----------------------------------------
                                        Name:    Richard J. Kaplan
                                        Title:   Senior Vice President, Chief
                                                 Financial Officer, Secretary
                                                 and Treasurer

                    FINANCIAL STATEMENTS OF BUSINESS ACQUIRED
                         INDEPENDENT ACCOUNTANTS' REPORT

Board of Directors
PCI NewCo, Inc.

     We have audited the accompanying balance sheets of PCI NewCo, Inc. as of December 31, 1997 and 1998, and the related statements of income, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above, present fairly, in all material respects, the financial position of PCI NewCo, Inc. as of December 31, 1997 and 1998, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

BAIRD, KURTZ & DOBSON

November 1, 1999
Wichita, Kansas


                                 PCI NEWCO, INC.

                                 BALANCE SHEETS
                        (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                                            DECEMBER 31,
                                                                                      ------------------------  SEPTEMBER 30,
                                                                                          1997         1998         1999
                                                                                      -----------  -----------  -----------
                                                                                                                 (UNAUDITED)
ASSETS
Current assets
   Cash ............................................................................  $       188  $       350  $       410
   Accounts receivable .............................................................          763          751        1,116
   Inventories .....................................................................          563          885          764
   Prepaid expenses and other ......................................................           34           39           56
                                                                                      -----------  -----------  -----------
     Total current assets ..........................................................        1,548        2,025        2,346

Property and equipment, net ........................................................          208          328          304
                                                                                      -----------  -----------  -----------
       Total assets ................................................................  $     1,756  $     2,353  $     2,650
                                                                                      ===========  ===========  ===========


LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities

   Revolving credit agreement ......................................................  $       200  $       200  $        -
   Note payable to stockholder .....................................................          290          115           -
   Accounts payable ................................................................          217          243           94
   Accrued expenses ................................................................          108           97          224
                                                                                      -----------  -----------  -----------
     Total current liabilities .....................................................          815          655          318
                                                                                      -----------  -----------  -----------

Commitments and contingencies (Note 10)

Stockholders' equity
   Common stock - Class A, no par value, 100,000 shares authorized; 10,000 shares issued and outstanding as of December 31, 1997 and 1998
     and 10,526 shares issued and outstanding as of September 30, 1999 .............            1            1            1
   Common stock - Class B, no par value, 100,000 shares authorized;
     none issued and outstanding ...................................................           -            -            -
   Additional paid-in capital ......................................................          224          224          247
   Retained earnings ...............................................................          716        1,473        2,084
                                                                                      -----------  -----------  -----------
     Total stockholders' equity ....................................................          941        1,698        2,332
                                                                                      -----------  -----------  -----------

       Total liabilities and stockholders' equity ..................................  $     1,756  $     2,353  $     2,650
                                                                                      ===========  ===========  ===========


    The accompanying notes are an integral part of the financial statements.

                                 PCI NEWCO, INC.

                              STATEMENTS OF INCOME
                                 (IN THOUSANDS)

                                                                                YEAR ENDED             NINE MONTHS ENDED
                                                                               DECEMBER 31,              SEPTEMBER 30,
                                                                         ------------------------  ------------------------
                                                                            1997          1998         1998         1999
                                                                         -----------  -----------  -----------  -----------
                                                                                                          (UNAUDITED)
Net sales .............................................................  $     4,899  $     7,933  $     5,756  $     6,692
Cost of goods sold ....................................................        3,821        5,807        4,272        4,747
                                                                         -----------  -----------  -----------  -----------
Gross profit ..........................................................        1,078        2,126        1,484        1,945

Operating expenses
   Selling, general and administrative ................................          362          536          389          520
                                                                         -----------  -----------  -----------  -----------
Income from operations ................................................          716        1,590        1,095        1,425

Other expense (income)
   Interest expense (income), net......................................           39           35           25           (2)
   Miscellaneous income ...............................................           (1)          (7)          (4)          (3)
                                                                         -----------  -----------  -----------  -----------
Net income ............................................................  $       678  $     1,562  $     1,074  $     1,430
                                                                         ===========  ===========  ===========  ===========

    The accompanying notes are an integral part of the financial statements.

                                 PCI NEWCO, INC.

                       STATEMENTS OF STOCKHOLDERS' EQUITY
                        (IN THOUSANDS, EXCEPT SHARE DATA)

                                                             COMMON STOCK - CLASS A
                                                            -------------------------
                                                              NUMBER                   ADDITIONAL
                                                                OF                       PAID-IN     RETAINED
                                                              SHARES       AMOUNT        CAPITAL     EARNINGS      TOTAL
                                                            -----------  -----------  -----------  -----------  -----------
Balance, December 31, 1996 ...............................       10,000  $         1  $       224  $       118  $       343
   Net income ............................................           -            -            -           678          678
   Common stock dividends ................................           -            -            -           (80)         (80)
                                                            -----------  -----------  -----------  -----------  -----------
Balance, December 31, 1997 ...............................       10,000            1          224          716          941
   Net income ............................................           -            -            -         1,562        1,562
   Common stock dividends ................................           -            -            -          (805)        (805)
                                                            -----------  -----------  -----------  -----------  -----------
Balance, December 31, 1998 ...............................       10,000            1          224        1,473        1,698
   Net income (Unaudited) ................................           -            -            -         1,430        1,430
   Sale of common stock (Unaudited) ......................          526           -            23           -            23
   Common stock dividends (Unaudited) ....................           -            -            -          (819)        (819)
                                                            -----------  -----------  -----------  -----------  -----------
Balance, September 30, 1999 (Unaudited) ..................       10,526  $         1  $       247  $     2,084  $     2,332
                                                            ===========  ===========  ===========  ===========  ===========


    The accompanying notes are an integral part of the financial statements.

                                 PCI NEWCO, INC.

                            STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                                YEAR ENDED             NINE MONTHS ENDED
                                                                               DECEMBER 31,              SEPTEMBER 30,
                                                                         -----------------------   ------------------------
                                                                            1997          1998         1998         1999
                                                                         -----------  -----------  -----------  -----------
                                                                                                          (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES
   Net income .........................................................  $       678  $     1,562  $     1,074  $     1,430
   Adjustments to reconcile net income to net cash
     provided by operating activities
       Depreciation and amortization ..................................           65           92           42           53
       Loss on sale of property and equipment .........................            3           -            -            -
   Changes in operating assets and liabilities
     Accounts receivable ..............................................         (484)          12          (77)        (365)
     Inventories ......................................................          (83)        (322)        (336)         121
     Prepaid expenses and other .......................................          (26)          (5)          22          (17)
     Accounts payable and accrued expenses ............................          170           15           88          (22)
                                                                         -----------  -----------  -----------  -----------
       Net cash provided by operating activities ......................          323        1,354          813        1,200
                                                                         -----------  -----------  -----------  -----------

CASH FLOWS FROM INVESTING ACTIVITIES
   Purchases of property and equipment ................................         (166)        (212)        (192)         (29)
                                                                         -----------  -----------  -----------  -----------
       Net cash used for investing activities .........................         (166)        (212)        (192)         (29)
                                                                         -----------  -----------  -----------  -----------

CASH FLOWS FROM FINANCING ACTIVITIES
   Proceeds from issuance of note payable .............................           20           -            -            -
   Proceeds from sale of common stock .................................           -            -            -            23
   Common stock dividends .............................................          (80)        (805)        (475)        (819)
   Revolving line of credit repayments ................................           -            -            -          (200)
   Principal payments on note payable .................................           -          (175)         (36)        (115)
                                                                         -----------  -----------  -----------  -----------

       Net cash used for financing activities .........................          (60)        (980)        (511)      (1,111)
                                                                         -----------  -----------  -----------  -----------

NET INCREASE IN CASH ..................................................           97          162          110           60
CASH AT BEGINNING OF PERIOD ...........................................           91          188          188          350
                                                                         -----------  -----------  -----------  -----------
CASH AT END OF PERIOD .................................................  $       188  $       350  $       298  $       410
                                                                         ===========  ===========  ===========  ===========

    The accompanying notes are an integral part of the financial statements.

                                 PCI NEWCO, INC.

                          NOTES TO FINANCIAL STATEMENTS

NOTE 1 - NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF OPERATIONS

     PCI NewCo, Inc (the "Company") manufacturers aircraft components for several aircraft manufacturers located in the United States.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

INVENTORY PRICING

     Inventories are stated at lower of weighted-average cost or market.

PROPERTY AND EQUIPMENT

     Property and equipment are recorded at cost. The assets are depreciated over their estimated useful lives using the straight-line and accelerated methods.

INCOME TAXES

     The Company elected to have its income taxed as an "S" corporation under provisions of the Internal Revenue Code; taxable income or loss is reported to the individual stockholders for inclusion in their tax returns. Therefore, no provision for Federal and state income tax is included in these statements.

UNAUDITED INTERIM RESULTS

     The financial information as of September 30, 1999 and for the nine months ended September 30, 1998 and 1999 is unaudited. In the opinion of the Company, the unaudited financial information is presented on a basis consistent with the audited financial statements and contains all adjustments, consisting only of normal recurring adjustments, necessary for a fair statement of the results for such interim periods. The results of operations for the interim periods are not necessarily indicative of results of operations for the full year.

NOTE 2 - ACCOUNTS RECEIVABLE AND MAJOR CUSTOMERS

     The Company sells most of its primary product to two customers. There are a limited number of buyers of the Company's products. The Company extends unsecured credit to its customers, with credit extended to two customers exceeding 88% and 67% of accounts receivable at December 31, 1997 and 1998, respectively.

                                 PCI NEWCO, INC.

NOTE 3 - INVENTORIES

     Inventories consist of the following (amounts in thousands):

                                                                                            DECEMBER 31,
                                                                                      ------------------------  SEPTEMBER 30,
                                                                                          1997         1998         1999
                                                                                      -----------  -----------  -------------
                                                                                                                 (UNAUDITED)
Raw materials ......................................................................  $       350  $       396  $       494
Work-in-process ....................................................................          213          489          270
                                                                                      -----------  -----------  -----------
   Total inventories ...............................................................  $       563  $       885  $       764
                                                                                      ===========  ===========  ===========

NOTE 4 - PROPERTY AND EQUIPMENT

     Property and equipment consists of the following (amounts in thousands):

                                                                                            DECEMBER 31,
                                                                                      ------------------------  SEPTEMBER 30,
                                                                                          1997         1998         1999
                                                                                      -----------  -----------  -----------
                                                                                                                 (UNAUDITED)
Leasehold improvements .............................................................  $        15  $        76  $        76
Machinery and equipment ............................................................          226          343          361
Furniture and fixtures .............................................................            7           11           13
Computer equipment .................................................................           28           38           47
Vehicles ...........................................................................           28           46           46
                                                                                      -----------  -----------  -----------
   Total cost ......................................................................          304          514          543
   Accumulated depreciation and amortization .......................................          (96)        (186)        (239)
                                                                                      -----------  -----------  -----------
   Net property and equipment ......................................................  $       208  $       328  $       304
                                                                                      ===========  ===========  ===========

NOTE 5 - REVOLVING CREDIT AGREEMENT

     At December 31, 1997 and 1998, the Company had outstanding borrowings in the amount of $200,000 under a bank revolving credit agreement. The agreement is unsecured and is personally guaranteed by the principal stockholder. Interest is at 1/2% under the prime rate (7.25% at December 31, 1998) and is payable monthly. The agreement provides for maximum borrowings of $500,000 and matures on November 27, 1999.

NOTE 6 - NOTE PAYABLE TO PRINCIPAL STOCKHOLDER

     The Company has an unsecured note payable to the principal stockholder in the amount of $290,000 and $115,000 at December 31, 1997 and 1998, respectively. Interest is paid annually at a rate of 7%. Subsequent to December 31, 1998, the balance was paid in full.

NOTE 7 - ACCRUED EXPENSES

     Accrued expenses consists of the following (amounts in thousands):

                                                                                            DECEMBER 31,
                                                                                      ------------------------  SEPTEMBER 30,
                                                                                          1997         1998         1999
                                                                                      -----------  -----------  -------------
                                                                                                                 (UNAUDITED)
Payroll ............................................................................  $        67  $        36  $       161
Profit sharing .....................................................................           33           57           61
Other ..............................................................................            8            4            2
                                                                                      -----------  -----------  -----------
   Total accrued expenses ..........................................................  $       108  $        97  $       224
                                                                                      ===========  ===========  ===========

                                 PCI NEWCO, INC.

NOTE 8 - PROFIT SHARING PLAN

     The Company has a 401(k) profit sharing plan covering substantially all employees. The Company's contribution to the plan is 6% of the compensation of all participants under the plan determined for the Company's taxable year for which it makes the contribution. The Company expensed contributions for the years ended December 31, 1997 and 1998 in the amounts of $33,000 and $57,000, respectively.

NOTE 9 - STOCK OPTIONS

     During 1998, the Company granted options to one of its employees for up to 526 shares of Class A common stock. The options immediately vested and all were exercised in 1999.

     A summary of the status of the options outstanding at December 31, 1998, and changes during the year then ended is presented below:

                                                                                                                  WEIGHTED-
                                                                                                      NUMBER       AVERAGE
                                                                                                        OF        EXERCISE
                                                                                                      SHARES        PRICE
                                                                                                   -----------  ------------
Options outstanding at December 31, 1997 ........................................................           -            -
Options granted during the year .................................................................          526  $    118.82
                                                                                                   -----------
Options outstanding at December 31, 1998 ........................................................          526  $    118.82
                                                                                                   ===========

Options exercisable at December 31, 1998 ........................................................          526  $    118.82
                                                                                                   ===========

     The Company applies Accounting Principles Board Opinion 25 and related interpretations in accounting for stock options issued to employees, and no compensation cost has been recognized. No fair value disclosures with respect to stock options are presented because in the opinion of management, such disclosures would not materially effect the financial statements.

NOTE 10 - COMMITMENTS AND CONTINGENCIES

     The Company rents its business facility from a property rental company, which is partially owned by the Company's principal stockholder. The lease was month-to-month through September 1999 when a 10-year lease was entered into. Annual lease payments were $88,000 and $96,000 for 1997 and 1998, respectively.

NOTE 11 - ADDITIONAL CASH FLOW INFORMATION

     Interest paid in cash during the twelve months ended December 31, 1997 and 1998 was $39,000 and $35,000, respectively.

NOTE 12 - YEAR 2000 ISSUE

     Like all entities, the Company is exposed to risks associated with the Year 2000 Issue, which affects computer software and hardware; transactions with customers, vendors and other entities; and equipment dependent on microchips. The Company has begun but not yet completed the process of identifying and remediating potential Year 2000 problems. It is not possible for any entity to guarantee the results of its own remediation efforts or to accurately predict the impact of the Year 2000 Issue on third parties with which the Company does business. If remediation efforts of the Company or third parties with which it does business are not successful, the Year 2000 problem could have negative effects on the Company's financial condition and results of operations in the near term.

                                 PCI NEWCO, INC.

NOTE 13 - DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

     The following table presents estimated fair values of the Company's financial instruments. For the revolving credit agreement and note payable to the principal stockholder, the fair value is estimated based on the borrowing rates currently available to the Company for bank loans with similar terms and maturities. The fair values of certain of these instruments were calculated by discounting expected cash flows, which method involves significant judgments by management and uncertainties. Fair value is the estimated amount at which financial assets or liabilities could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale. Because no market exists for certain of these financial instruments, and because management does not intend to sell these financial instruments, the Company does not know whether the fair values shown below represent values at which the respective financial instruments could be sold individually or in the aggregate.

                                                                             DECEMBER 31, 1997         DECEMBER 31, 1998
                                                                         ------------------------  ------------------------
                                                                          CARRYING        FAIR       CARRYING       FAIR
                                                                           AMOUNT         VALUE       AMOUNT        VALUE
                                                                         -----------  -----------  -----------  -----------
Financial assets

   Cash ...............................................................  $       188  $       188  $       350  $       350

Financial liabilities
   Revolving credit agreement .........................................  $       200  $       200  $       200  $       200
   Note payable to principal stockholder ..............................  $       290  $       290  $       115  $       115


NOTE 14 - SUBSEQUENT EVENTS

DIVIDENDS PAID

     Dividends of $624,000 were declared on January 1, 1999, and were paid on April 15, 1999.

SALE OF COMPANY

     On October 6, 1999, substantially all of the Company's assets were sold to an unrelated entity.

             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

                              BASIS OF PRESENTATION

     The following unaudited pro forma consolidated financial information for DeCrane Aircraft is based on its historical financial statements adjusted to reflect the 1998 Avtech, Dettmers and DLJ acquisitions and the 1999 PATS, PPI, Custom Woodwork, PCI NewCo and International Custom Interiors acquisitions. For additional information on the 1998 Avtech, Dettmers and DLJ acquisitions, see the notes to DeCrane Aircraft's 1998 consolidated financial statements included in the prospectus. For additional information on the 1999 PATS, PPI, Custom Woodwork, PCI NewCo and International Custom Interiors acquisitions, see the notes to DeCrane Aircraft's Form 10-Q for the quarter ended September 30, 1999.

     Unaudited pro forma consolidated statements of operations are presented for the year ended December 31, 1998 and the nine months ended September 30, 1999. The statements reflect the acquisitions as if they had occurred as of January 1, 1998. The unaudited pro forma consolidated balance sheet reflects the PCI NewCo and International Custom Interiors acquisitions as of September 30, 1999; all of the 1998 acquisitions and the 1999 PATS, PPI and Custom Woodworks acquisitions had occurred by that date and are therefore reflected in the historical balance sheet.

     The pro forma adjustments are based upon available information and assumptions management believes are reasonable under the circumstances. The unaudited pro forma consolidated financial information and accompanying notes should be read in conjunction with the historical financial statements and related notes of:

-    DeCrane Aircraft included in the prospectus and Form 10-Q;

-    Avtech, PATS and PPI included in the prospectus; and

-    Custom Woodwork included in the Form 8-K filed on October 19, 1999.

     The pro forma financial information does not purport to represent what DeCrane Aircraft's actual results of operations or actual financial position would have been if the transactions described above in fact occurred on such dates or to project DeCrane Aircraft's results of operations or financial position for any future period or date.

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                          YEAR ENDED DECEMBER 31, 1998

                                                                       COMPANIES ACQUIRED (2)
                                                      ------------------------------------------------------
                                          DECRANE        PREVIOUSLY                INTERNATIONAL
                                         AIRCRAFT         REPORTED         PCI        CUSTOM
                                      HISTORICAL (1)  ACQUISITIONS (3)  NEWCO (4)  INTERIORS (4)  ADJUSTMENTS   PRO FORMA
                                      --------------  ----------------  ---------  -------------  -----------  -----------
                                                                       (DOLLARS IN THOUSANDS)
Revenues .............................  $   150,433    $    98,539      $  7,933   $    1,887     $    (458)(5)  $ 258,334
Cost of sales ........................      102,840         65,776         5,807        1,913           541 (6)    176,877
                                        -----------    -----------      --------   ----------     ---------      ---------

Gross profit (loss)...................       47,593         32,763         2,126          (26)         (999)        81,457

Selling, general and administrative
   expenses ..........................       25,993         11,976           536          422        (1,728)(7)     37,199
Nonrecurring acquisition
   expenses ..........................        3,632          1,479             -            -        (5,111)(8)          -
Nonrecurring bonuses and
   employment contract
   termination expenses ..............           -           4,072             -            -        (4,072)(9)          -
ESOP contribution ....................           -             530             -            -          (530)(10)         -
Amortization of intangible assets.....        4,495            328             -            -         9,662 (11)    14,485
                                        -----------    -----------      --------   ----------     ---------      ---------
Operating income (loss)...............       13,473         14,378         1,590         (448)          780         29,773

Interest expense (income) ............        9,202          1,310            35           (2)       21,107 (12)    31,652
Other expenses (income) ..............        1,182            (32)           (7)           4          (600)(13)       547
                                        -----------    -----------      --------   ----------     ---------      ---------

Income (loss) before provision for
   income taxes and extraordinary
   item ..............................        3,089         13,100         1,562         (450)      (19,727)        (2,426)

Provision for income taxes (benefit) .          224            691             -         (113)          554 (14)     1,356
                                        -----------    -----------      --------   ----------     ---------      ---------
Income (loss) before extraordinary
   item (15) .........................  $     2,865    $    12,409      $  1,562   $     (337)    $ (20,281)     $  (3,782)
                                        ===========    ===========      ========   ==========     =========      =========

                See accompanying notes to the Unaudited Pro Forma Consolidated Financial Information.


            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                      NINE MONTHS ENDED SEPTEMBER 30, 1999

                                                                       COMPANIES ACQUIRED (2)
                                                      ------------------------------------------------------
                                          DECRANE        PREVIOUSLY                INTERNATIONAL
                                         AIRCRAFT         REPORTED         PCI        CUSTOM
                                      HISTORICAL (1)  ACQUISITIONS (3)  NEWCO (4)  INTERIORS (4)  ADJUSTMENTS   PRO FORMA
                                      --------------  ----------------  ---------  -------------  -----------  -----------
                                                                       (DOLLARS IN THOUSANDS)
Revenues .............................    $ 177,836      $  18,180      $  6,692    $   4,753     $    (301)(5)  $ 207,160
Cost of sales ........................      118,081         11,867         4,747        3,057        (1,907)(6)    135,845
                                        -----------    -----------      --------   ----------     ---------      ---------
Gross profit .........................       59,755          6,313         1,945        1,696         1,606         71,315

Selling, general and administrative
   expenses ..........................       27,507          1,497           520          492             -         30,016
Nonrecurring acquisition
   expenses ..........................            -            200             -            -          (200)(8)          -
Nonrecurring bonuses and
   employment contract
   termination expenses ..............            -            120             -            -          (120)(9)          -
Amortization of intangible assets ....        9,506            124             -            -         1,186 (11)    10,816
                                        -----------    -----------      --------   ----------     ---------      ---------
Operating income .....................       22,742          4,372         1,425        1,204           740         30,483

Interest expense (income) ............       19,884            139            (2)         (19)        2,282 (12)    22,284
Other income .........................         (311)           (22)           (3)          (4)            -           (340)
                                        -----------    -----------      --------   ----------     ---------      ---------
Income (loss) before provision for
   income taxes and extraordinary
   item ..............................        3,169          4,255         1,430        1,227        (1,542)         8,539

Provision for income taxes (benefit) .        2,669         (1,244)            -          417         3,471 (14)     5,313
                                        -----------    -----------      --------   ----------     ---------      ---------
Net income (loss) ....................    $     500      $   5,499      $  1,430    $     810     $  (5,013)     $   3,226
                                        ===========    ===========      ========   ==========     =========      =========

                  See accompanying notes to the Unaudited Pro Forma Consolidated Financial Information.


                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

                               SEPTEMBER 30, 1999

                                                                              COMPANY ACQUIRED (18)
                                                       DECRANE        --------------------------------------
                                                       AIRCRAFT                  INTERNATIONAL
                                                     HISTORICAL         PCI         CUSTOM
                                                    (SUCCESSOR)(17)   NEWCO(19)   INTERIORS(19)  ADJUSTMENTS         PRO FORMA
                                                    ---------------  ----------   ------------  ------------         ----------
                                                                               (DOLLARS IN THOUSANDS)
ASSETS

Current assets
   Cash and cash equivalents ......................     $   3,139     $     410     $     168    $        -          $   3,717
   Accounts receivable, net .......................        40,074         1,116           494             -             41,684
   Inventories ....................................        51,290           764           341           111 (20)        52,506
   Deferred income taxes ..........................         2,916             -             -             -              2,916
   Prepaid expenses and other current assets ......         2,847            56           421          (412)(21)         2,912
                                                        ---------     ---------     ---------     ---------          ---------
     Total current assets .........................       100,266         2,346         1,424          (301)           103,735
                                                        ---------     ---------     ---------     ---------          ---------
Property and equipment, net .......................        36,531           304            80             -             36,915
                                                        ---------     ---------     ---------     ---------          ---------

Other assets, principally intangibles, net
   Goodwill and other intangibles .................       309,729             -             -         8,847 (22)       318,576
   Deferred financing costs .......................        10,699             -             -             -             10,699
   Other assets ...................................         1,538             -             3             -              1,541
                                                        ---------     ---------     ---------     ---------          ---------
     Net other assets, principally intangibles ....       321,966             -             3         8,847            330,816
                                                        ---------     ---------     ---------     ---------          ---------
       Total assets ...............................     $ 458,763     $   2,650     $   1,507     $   8,546          $ 471,466
                                                        ---------     ---------     ---------     ---------          ---------
                                                        ---------     ---------     ---------     ---------          ---------


LIABILITIES AND STOCKHOLDER'S EQUITY

Current liabilities
   Short-term borrowings ..........................     $     401    $        -     $       -    $        -          $     401
   Current portion of long-term obligations .......         3,682             -           228          (228)(23)         3,682
   Accounts payable ...............................         8,749            94            64             -              8,907
   Accrued expenses ...............................        23,740           224            32             -             23,996
   Income taxes payable ...........................         4,638             -           298             -              4,936
                                                        ---------     ---------     ---------     ---------          ---------
     Total current liabilities ....................        41,210           318           622          (228)            41,922
                                                        ---------     ---------     ---------     ---------          ---------

Long-term obligations
   Senior revolving credit facility ...............        13,500             -             -        11,991 (24)        25,491
   Senior term facility ...........................       165,950             -             -             -            165,950
   Senior subordinated notes ......................       100,000             -             -             -            100,000
   Other long-term obligations ....................         1,644             -             -             -              1,644
                                                        ---------     ---------     ---------     ---------          ---------
     Total long-term obligations ..................       281,094             -             -        11,991            293,085
                                                        ---------     ---------     ---------     ---------          ---------
Deferred income taxes .............................        21,522             -             -             -             21,522
Other long-term liabilities .......................         4,904             -             -             -              4,904

Stockholder's equity ..............................       110,033         2,332           885        (3,217)(25)       110,033
                                                        ---------     ---------     ---------     ---------          ---------
       Total liabilities and stockholder's equity..     $ 458,763     $   2,650     $   1,507     $   8,546          $ 471,466
                                                        ---------     ---------     ---------     ---------          ---------
                                                        ---------     ---------     ---------     ---------          ---------

                  See accompanying notes to the Unaudited Pro Forma Consolidated Financial Information.


         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

(1) For the year ended December 31, 1998, reflects DeCrane Aircraft's historical results of operations for the eight months ended August 31, 1998 prior to the DLJ acquisition (predecessor) and the four months ended December 31, 1998 subsequent to the DLJ acquisition (successor) as summarized in the table below. For the nine months ended September 30, 1999, reflects DeCrane Aircraft's historical results of operations subsequent to the DLJ acquisition (successor).

                                                                                            DECRANE AIRCRAFT HISTORICAL
                                                                                      -------------------------------------
                                                                                          EIGHT        FOUR        TWELVE
                                                                                         MONTHS       MONTHS       MONTHS
                                                                                      (PREDECESSOR) (SUCCESSOR)     TOTAL
                                                                                      ------------  -----------  -----------
       YEAR ENDED DECEMBER 31, 1998

       Revenues ....................................................................    $  90,077    $  60,356    $ 150,433
       Cost of sales ...............................................................       60,101       42,739      102,840
                                                                                      -----------   -----------  -----------
       Gross profit ................................................................       29,976       17,617       47,593

       Selling, general and administrative expenses ................................       15,719       10,274       25,993
       Nonrecurring acquisition expenses ...........................................        3,632           -         3,632
       Amortization of intangible assets ...........................................        1,347        3,148        4,495
                                                                                      -----------  -----------  -----------
       Operating income ............................................................        9,278        4,195       13,473

       Interest expense ............................................................        2,350        6,852        9,202
       Other expenses ..............................................................          847          335        1,182
                                                                                      -----------  -----------  -----------
       Income (loss) before provision for income taxes and extraordinary item ......        6,081       (2,992)       3,089

       Provision for income taxes (benefit) ........................................        2,892       (2,668)         224
                                                                                      -----------  -----------  -----------
       Income (loss) before extraordinary item .....................................  $     3,189  $      (324) $     2,865
                                                                                      ===========  ===========  ===========

(2) Reflects the historical results of operations for companies acquired and DLJ acquisition adjustments for the periods not included in the historical column.

(3) Reflects the results of operations of companies acquired and previously reported as follows (dollars in thousands):

                                                                                                        CUSTOM
                                               AVTECH (A)   DETTMERS (B)     PATS (C)     PPI (D)    WOODWORK (E)      TOTAL
                                               -----------  ------------   -----------  -----------  -------------  -----------
       YEAR ENDED DECEMBER 31, 1998

       Revenues ............................   $    20,984  $     2,013    $   33,348   $   37,714    $   4,480     $   98,539
       Cost of sales .......................        13,267        1,454        24,321       24,376        2,358         65,776
                                               -----------  -----------    ----------   ----------    ---------     ----------
       Gross profit ........................         7,717          559         9,027       13,338        2,122         32,763

       Selling, general and
         administrative expenses ...........         3,695          760        4,906        2,218           397         11,976
       Nonrecurring acquisition expenses ...         1,229           -           250           -             -           1,479
       Nonrecurring bonuses and employment
         contract termination expenses .....         3,592           -           480           -             -           4,072
       ESOP contribution ...................           300           -           230           -             -             530
       Amortization of intangible assets ...            -            -            -           328            -             328
                                               -----------  -----------    ----------   ----------    ---------     ----------

       Operating income (loss) .............        (1,099)        (201)       3,161       10,792         1,725         14,378

       Interest expense (income) ...........           (60)          13          296        1,096           (35)         1,310
       Other expenses (income) .............           (35)          -            -             5            (2)           (32)
                                               -----------  -----------    ----------   ----------    ---------     ----------

       Income (loss) before provision for
         income taxes and extraordinary item        (1,004)       (214)        2,865        9,691         1,762         13,100

       Provision for income taxes (benefit)           (322)          -         1,013            -            -             691
                                               -----------  -----------    ----------   ----------    ---------     ----------
       Income (loss) before extraordinary
         item                                  $      (682) $      (214)   $   1,852    $   9,691     $   1,762     $   12,409
                                               ===========  ===========    ==========   ==========    =========     ==========

       ------------------------
       Notes (a) through (e) appear on the next page.


                                                                                                        CUSTOM
                                               AVTECH (A)   DETTMERS (B)     PATS (C)     PPI (D)    WOODWORK (E)      TOTAL
                                               -----------  ------------   -----------  -----------  -------------  -----------
       NINE MONTHS ENDED SEPTEMBER 30, 1999

       Revenues ............................   $        -   $        -     $      451   $   12,757    $   4,972     $   18,180
       Cost of sales .......................            -            -          1,229        8,435        2,203         11,867
                                               -----------  -----------    ----------   ----------    ---------     ----------
       Gross profit (loss) .................            -            -           (778)       4,322        2,769          6,313

       Selling, general and
         administrative expenses ...........            -            -            291          944          262          1,497
       Nonrecurring acquisition expenses ...            -            -            200            -            -            200
       Nonrecurring bonuses and employment
         contract termination expenses .....            -            -            120            -            -            120
       Amortization of intangible assets ...            -            -              -          124            -            124
                                               -----------  -----------    ----------   ----------    ---------     ----------
       Operating income (loss) .............            -            -         (1,389)       3,254        2,507          4,372

       Interest expense ....................            -            -             23          127          (11)           139
       Other expenses (income) .............            -            -             11          (33)           -            (22)
                                               -----------  -----------    ----------   ----------    ---------     ----------

       Income (loss) before provision for
         income taxes and extraordinary item            -            -         (1,423)       3,160        2,518          4,255

       Provision for income taxes (benefit)             -            -         (1,244)           -            -         (1,244)
                                               -----------  -----------    ----------   ----------    ---------     ----------

       Net income (loss) ...................   $        -   $        -     $    (179)   $    3,160    $   2,518     $    5,499
                                               ===========  ===========    ==========   ==========    =========     ==========


---------------------------

     (a) Avtech - For the year ended December 31, 1998, reflects the period from January 1, 1998 to June 25, 1998; for periods subsequent to June 25, 1998, its results are included in the historical columns.

     (b) Dettmers - For the year ended December 31, 1998, reflects the period from January 1, 1998 to June 29, 1998; for periods subsequent to June 29, 1998, its results are included in the historical columns.

     (c) PATS - For the year ended December 31, 1998, reflects the period from January 1, 1998 to December 31, 1998; for the nine months ended September 30, 1999, reflects the period from January 1, 1999 to January 21, 1999; subsequent to January 21, 1999, its results are included in the historical column.

     (d) PPI - For the year ended December 31, 1998, reflects the period from January 1, 1999 to December 31, 1998; for the nine months ended September 30, 1999, reflects the period from January 1, 1999 to April 22, 1999; subsequent to April 22, 1999, its results are included in the historical column.

     (e) Custom Woodwork - For the year ended December 31, 1998, reflects the period from January 1, 1999 to December 31, 1998; for the nine months ended September 30, 1999, reflects the period from January 1, 1999 to August 4, 1999; subsequent to August 4, 1999, its results are included in the historical column.

(4) Reflects the results of operations for the year ended December 31, 1998 and the nine months ended September 30, 1999.

(5)  Reflects the elimination of intercompany sales.

(6) Reflects the net change in cost of sales attributable to the following (dollars in thousands):

                                                                                                       YEAR      NINE MONTHS
                                                                                                       ENDED        ENDED
                                                                                                   DECEMBER 31, SEPTEMBER 30,
                                                                                                       1998         1999
                                                                                                   -----------  -------------
       Increase (decrease) in cost of goods sold (a) ............................................  $     1,717    $   (1,606)
       Decrease in depreciation expense (b) .....................................................         (658)            -
       Elimination of intercompany sales ........................................................         (458)         (301)
       Work force reductions attributable to merging the companies acquired .....................          (60)            -
                                                                                                   -----------    -----------
         Net increase (decrease) in cost of sales ...............................................  $       541    $   (1,907)
                                                                                                   ===========    ===========

-----------------------------

     (a) To reflect cost of goods sold based on the fair value of inventory acquired in conjunction with the PPI, Custom Woodwork and PCI NewCo acquisitions as if they were acquired on January 1, 1998.

     (b) To reflect a decrease in depreciation expense resulting from the fair value and remaining economic useful lives of depreciable assets acquired in connection with the DLJ acquisition.

(7) Reflects the net decrease in selling, general and administrative expenses attributable to the following (dollars in thousands):

                                                                                                       YEAR      NINE MONTHS
                                                                                                       ENDED        ENDED
                                                                                                   DECEMBER 31, SEPTEMBER 30,
                                                                                                       1998         1999
                                                                                                   -----------  -------------
       Decrease in compensation expense (a) .....................................................  $    (1,775)   $      -
       Decrease in investor relations expenses (b) ..............................................         (221)          -
       Other, net (c) ...........................................................................          268           -
                                                                                                   -----------    ---------
         Net decrease in selling, general and administrative expenses ...........................  $    (1,728)   $      -
                                                                                                   ===========    =========

-----------------------------

     (a) To reflect the resignation of some former employees and changes to employment agreements for remaining employees of the companies acquired.

     (b) To reflect the decrease in investor relations expenses associated with becoming a privately held company as a result of the DLJ acquisition.

     (c) To reflect an increase in depreciation expense resulting from the fair value and remaining economic useful lives of depreciable assets acquired in connection with the DLJ acquisition, net of cost savings attributable to employee benefit plans implemented at the companies acquired.

(8) Reflects a reduction for nonrecurring charges incurred by DeCrane Aircraft on behalf of its stockholders related to the DLJ acquisition, and by Avtech and PATS on behalf of their stockholders related to their respective acquisitions by DeCrane Aircraft.

(9) Reflects a reduction in expense attributable to employment contract termination expenses and nonrecurring bonuses awarded prior to, and in anticipation of, the acquisitions of Avtech and PATS by DeCrane Aircraft.

(10) Reflects a reduction in expense attributable to the termination of the Employee Stock Ownership Plans in conjunction with the acquisitions of Avtech and PATS.

(11) Reflects a net increase in amortization expense pertaining to the amortization of goodwill and other intangible assets related to the DLJ, PATS, PPI, Custom Woodwork, PCI NewCo and International Custom Interiors acquisitions on a straight-line basis as follows (dollars in thousands):

                                                                                                      AMORTIZATION EXPENSE
                                                                                                   --------------------------
                                                                                          YEARS       YEAR      NINE MONTHS
                                                                         INTANGIBLE     ESTIMATED    ENDED         ENDED
                                                                            ASSET        USEFUL    DECEMBER 31, SEPTEMBER 30,
                                                                           AMOUNT         LIFE         1998         1999
                                                                         ----------     ---------  ------------ -------------
       Elimination of predecessor basis amortization:
         DeCrane Aircraft .............................................                            $    (1,347) $        -
         PPI ..........................................................                                   (328)        (124)
       DLJ acquisition amortization (a):
         Goodwill .....................................................  $   166,675       30            3,704           -
         FAA certifications ...........................................       30,391       15            1,351           -
         Engineering drawings .........................................        9,138       15              406           -
         Assembled workforce ..........................................        6,588        7              627           -
         Tradenames, trademarks and patents ...........................        3,908     5 to 12           269           -
       Amortization attributable to 1999 acquisitions (b):
         PATS (c)
           Goodwill ...................................................       24,250       30              808           67
           Customer contracts .........................................        8,515        7            1,216          101
           FAA certifications .........................................        2,000       15              133           11
           Engineering drawings .......................................        2,000       15              133           11
         PPI (d)
           Goodwill ...................................................       50,349       30            1,678          560
           Assembled workforce ........................................        1,923        7              275           92
           Engineering drawings .......................................          624       15               42           14
         Custom Woodwork (e)
           Goodwill ...................................................       11,284       30              376          219
           Assembled workforce ........................................          167        7               24           14
         PCI NewCo (f)
           Goodwill ...................................................        6,357       30              212          159
         International Custom Interiors (f)
           Goodwill ...................................................        2,490       30               83           62
                                                                                                   -----------  -----------
              Net increase in amortization ............................                            $     9,662  $     1,186
                                                                                                   ===========  ===========


-----------------------------

     (a) For the year ended December 31, 1998, reflects amortization for the period from January 1, 1998 to August 31, 1998. Subsequent to August 31, 1998, amortization is included in the historical column.

     (b) Amortization expense may change upon completion of the final valuations of the net assets acquired.

     (c) For the year ended December 31, 1998, reflects amortization for the period from January 1, 1998 to December 31, 1998. For the nine months ended September 30, 1999, reflects amortization for the period from January 1, 1999 to January 21, 1999; subsequent to January 21, 1999, amortization is included in the historical column.

     (d) For the year ended December 31, 1998, reflects amortization for the period from January 1, 1999 to December 31, 1998. For the nine months ended September 30, 1999, reflects amortization for the period from January 1, 1999 to April 22, 1999; subsequent to April 22, 1999, amortization is included in the historical column.

     (e) For the year ended December 31, 1998, reflects amortization for the period from January 1, 1999 to December 31, 1998. For the nine months ended September 30, 1999, reflects amortization for the period from January 1, 1999 to August 4, 1999; subsequent to August 4, 1999, amortization is included in the historical column.

     (f) Reflects amortization for the year ended December 31, 1998 and the nine months ended September 30, 1999.

(12) Reflects the net increase in interest expense, including deferred financing cost amortization and commitment fees, as a result of the 1998 Avtech, Dettmers and DLJ acquisitions and the 1999 PATS, PPI, Customer Woodwork, PCI NewCo and International Custom Interiors acquisitions as if they all had occurred on January 1, 1998.

     Pro forma interest expense consists of the following (dollars in thousands):

                                                                                                       INTEREST EXPENSE
                                                                                                   ------------------------
                                                                                                       YEAR      NINE MONTHS
                                                                                                       ENDED        ENDED
                                                                                                   DECEMBER 31, SEPTEMBER 30,
                                                                   RATE OR TERM          AMOUNT        1998         1999
                                                              ----------------------  -----------  ------------ -------------
       Senior credit facility (a):
         Revolving credit facilities .......................     LIBOR (b) + 2.75%    $       (c)  $     2,469  $       916
         Term facilities:
           Term A ..........................................     LIBOR (b) + 2.75%            (d)        2,955        2,075
           Term B ..........................................     LIBOR (b) + 3.00%            (e)        5,615        3,968
           Term C ..........................................     LIBOR (b) + 3.25%            (f)        6,220        4,381
       Senior subordinated notes ...........................          12.00%              100,000       12,000        9,000
       Customer advance ....................................           7.50%                  (g)          380          200
       Other long-term obligations .........................      4.34% to 18.08%             (h)          148          271
       Deferred financing cost amortization:
         Senior revolving credit facilities ................        6 years (i)             1,277          213          160
         Senior term facilities:
           Term A ..........................................        6 years (j)               894          196          146
           Term B ..........................................        7 years (j)             2,043          313          233
           Term C ..........................................        7 years (j)             2,168          336          249
         Senior subordinated notes .........................       10 years (j)             5,810          581          436
       Commitment fees and expenses ........................                                               226          249
                                                                                                   -----------  -----------
           Pro forma interest expense (k) ..................                                       $    31,652  $    22,284
                                                                                                   ===========  ===========

-----------------------------

     (a) Reflects the senior credit facility established in conjunction with the DLJ acquisition, as amended for the PATS, PPI, Custom Woodwork, PCI NewCo and International Custom Interiors acquisitions, as if all events had occurred January 1, 1998.

     (b) Calculations based on the historical LIBOR rates charged during the respective periods. The weighted average historical LIBOR rates were as follows:

                                                                                                       YEAR      NINE MONTHS
                                                                                                       ENDED        ENDED
                                                                                                   DECEMBER 31, SEPTEMBER 30,
                                                                                                       1998         1999
                                                                                                   -----------  ------------
           Revolving credit facilities ..........................................................     5.585%       5.092%
           Term A facility ......................................................................     5.694%       5.231%
           Term B facility ......................................................................     5.666%       5.236%
           Term C facility ......................................................................     5.669%       5.199%

     (c) Reflects revolving credit facility borrowings for the DLJ, PATS, PPI, Custom Woodwork, PCI NewCo and International Custom Interiors acquisitions as of January 1, 1998. The pro forma weighted average borrowings outstanding under the revolving credit facilities were $29.6 million for the twelve months ended December 31, 1998 and $15.6 million for the nine months ended September 30, 1999.

     (d) Reflects Term A facility borrowings of $35.0 million for the DLJ acquisition as of January 1, 1998 reduced by quarterly principal payments of $438,000 commencing March 31, 1999. The pro forma weighted average borrowings outstanding under the Term A facility were $35.0 million for the twelve months ended December 31, 1998 and $34.7 million for the nine months ended September 30, 1999.

     (e) Reflects Term B facility borrowings of $65.0 million for the DLJ and PATS acquisitions as of January 1, 1998 reduced by quarterly principal payments of $163,000 commencing March 31, 1998. The pro forma weighted average borrowings outstanding under the Term B facility were $64.8 million for the twelve months ended December 31, 1998 and $64.2 million for the nine months ended September 30, 1999.

     (f) Reflects Term C facility borrowings of $70.0 million for the PPI acquisition and to refinance acquisition related revolving credit facility borrowings as of January 1, 1998 reduced by quarterly principal payments of $175,000 commencing March 31, 1998. The pro forma weighted average borrowings outstanding under the Term C facility were $69.7 million for the twelve months ended December 31, 1998 and $69.1 million for the nine months ended September 30, 1999.

     (g) Reflects a $5.0 million customer advance related to the PATS acquisition as of January 1, 1998 reduced by principal payments of $975,000 on November 30, 1998 and $1.2 million on May 31, 1999. The pro forma weighted average advance outstanding was $4.9 million for the twelve months ended December 31, 1998 and $3.5 million for the nine months ended September 30, 1999.

     (h) Reflects historical interest expense related to capital lease obligations and equipment term debt financing.

     (i) Deferred financing costs are amortized on a straight-line basis over the term of the agreement.

     (j) Deferred financing costs are amortized using the effective interest method.

     (k) A 0.125% change in the interest rates charged on variable rate borrowings would change interest expense by $260,000 for the twelve months ended December 31, 1998 and $192,000 for the nine months ended September 30, 1999. Income (loss) before extraordinary item would change by $158,000 for the twelve months ended December 31, 1998 and $116,000 for the nine months ended September 30, 1999.

(13) Reflects adjustment for nonrecurring charges associated with a terminated debt offering in June 1998. Such offering was terminated upon initiation of the DLJ acquisition.

(14) Represents an increase in the provision for income taxes as a result of a change in pro forma taxable income, a provision for income taxes on the income of Dettmers, PPI, Custom Woodwork and PCI NewCo which were taxed as S Corporations prior to their acquisitions, and elimination of the $2.6 million one time benefit caused by reversal of DeCrane Aircraft's deferred tax valuation allowance. The effective tax rate differs from the U.S. federal statutory rate due to goodwill amortization related to acquisitions not deductible for income tax purposes and state income taxes.

(15) In conjunction with the DLJ acquisition, deferred financing costs of $347,000, net of income tax benefit, were written off as an extraordinary charge as a result of the termination of DeCrane Aircraft's prior senior credit facility. In conjunction with the sale of the senior subordinated notes described in the prospectus, deferred financing costs of $1.9 million, net of income tax benefit, were written off as an extraordinary charge as a result of the termination of the bridge notes. These amounts have not been reflected in the unaudited pro forma consolidated statement of operations for the year ended December 31, 1998.

(16) Supplemental pro forma financial information is as follows (dollars in thousands):

                                                                                                       YEAR      NINE MONTHS
                                                                                                       ENDED        ENDED
                                                                                                   DECEMBER 31, SEPTEMBER 30,
                                                                                                       1998         1999
                                                                                                   -----------  -------------
       Net cash provided by (used for)
         Operating activities ...................................................................   $    3,880   $   18,997
         Investing activities ...................................................................     (219,705)      (7,801)
         Financing activities ...................................................................      218,134      (16,891)
       EBITDA (a) ...............................................................................       56,023       46,519
       Depreciation and amortization (b) ........................................................       20,085       16,036
       Capital expenditures
         Paid in cash ...........................................................................        7,025        4,912
         Financed with capital lease obligations ................................................          164        1,323
       Cash interest expense ....................................................................       30,013       21,060
       Ratio of earnings to fixed charges (c) ...................................................           -          1.4x

       ----------------------
       Notes (a) through (c) appear on the next page.


     (a) EBITDA equals operating income plus depreciation, amortization, parent company management fees and certain non-cash and acquisition related charges. EBITDA is not a measure of performance or financial condition under generally accepted accounting principles. EBITDA is not intended to represent cash flow from operations and should not be considered as an alternative to income from operations or net income computed in accordance with generally accepted accounting principles, as an indicator of our operating performance, as an alternative to cash flow from operating activities or as a measure of liquidity. The funds depicted by EBITDA are not available for our discretionary use due to funding requirements for working capital, capital expenditures, debt service, income taxes and other commitments and contingencies. We believe that EBITDA is a standard measure of liquidity commonly reported and widely used by analysts, investors and other interested parties in the financial markets. However, not all companies calculate EBITDA using the same method and the EBITDA numbers set forth above may not be comparable to EBITDA reported by other companies.

     (b) Reflects depreciation and amortization of plant and equipment, goodwill and other intangible assets. Excludes amortization of deferred financing costs and debt discounts, which are classified as a component of interest expense.

     (c) For purposes of calculating the earnings to fixed charges ratio, earnings represent net income before income taxes, minority interest in the income of majority-owned subsidiaries, extraordinary items and fixed charges. Fixed charges consist of:

          -    interest, whether expensed or capitalized;

          - amortization of debt expense and discount relating to any indebtedness, whether expensed or capitalized; and

          - one-third of rental expense under operating leases which is considered to be a reasonable approximation of the interest portion of such expense.

           There was a $2.3 million deficiency of earnings to fixed charges for the year ended December 31, 1998.

(17) Reflects DeCrane Aircraft's financial position subsequent to the 1998 Avtech, Dettmers and DLJ acquisitions and the 1999 PATS, PPI and Custom Woodwork acquisitions.

(18) Reflects DeCrane Aircraft's purchase of substantially all of the assets, of PCI NewCo and all of the common stock of International Custom Interiors. Sources and uses of funds for the acquisitions, had they occurred on September 30, 1999, are as follows (dollars in thousands):

                                                                                                   INTERNATIONAL
                                                                                           PCI        CUSTOM
                                                                                          NEWCO      INTERIORS       TOTAL
                                                                                      -----------  -------------  -----------
       SOURCES
       Senior revolving credit facility borrowings .................................  $     8,800   $     3,191   $    11,991
                                                                                      ===========   ===========   ===========

       USES
       Purchase of net assets and common stock .....................................  $     8,500   $     2,791   $    11,291
       Estimated acquisition fees and expenses .....................................          300           400           700
                                                                                      -----------   -----------   -----------
         Total uses ................................................................  $     8,800   $     3,191   $    11,991
                                                                                      ===========   ===========   ===========

(19) Reflects the financial position of PCI NewCo and International Custom Interiors as of September 30, 1999.

(20) Reflects the increase in PCI NewCo's inventory to its estimated fair value as of the acquisition date.

(21) Reflects the elimination of notes receivable from the former stockholders of International Custom Interiors not acquired.

(22) Reflects the excess of the PCI NewCo and International Custom Interiors purchase prices over the fair value of the assets acquired. For purposes of this pro forma consolidated financial information, we allocated the excess purchase prices to goodwill and amortized it on a straight-line basis over 30 years. Such allocations are preliminary and may change upon the completion of the final valuations of the assets acquired.

(23) Reflects the repayment of a debt obligation of International Custom Interiors concurrent with its acquisition.

(24) Reflects the senior credit facility borrowings for the PCI NewCo and International Custom Interiors acquisitions. The terms of the senior credit facility are described in our historical consolidated financial statements included in the prospectus and Form 10-Q.

(25) Reflects the elimination of PCI NewCo and International Custom Interiors stockholders' equity upon acquisition.